SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EVERGREEN BANCORP, INC.
(Exact name of registrant as specified in its charter)


Delaware
 (State or other jurisdiction of incorporation)

36-3114735
 (I.R.S. Employer Identification Number)


237 Glen Street
Glens Falls, New York  12801
(518) 792-1151
(Address of principal executive offices)

EVERGREEN BANCORP, INC.
1995 DIRECTORS STOCK OPTION PLAN
(Full title of the plan)


Paul A. Cardinal
Executive Vice President
Evergreen Bancorp, Inc.
237 Glen Street
Glens Falls, New York  12801
(Name and address of agent for service)

(518) 792-1151
(Telephone number, including area code, of agent for service)



CALCULATION OF REGISTRATION FEE


Title of                                    Proposed Maximum   Proposed Maximum
Securities to be           Amount to be     Offering Price     Aggregate Offering   Amount of
Registered                 Registered       Per Share          Price                Registration Fee

Common Stock, par value    90,000           $23.50 <F2>        $2,115,000 <F3>      $641 <F3>
$3.33-1/3 per share        shares <F1>

<F1> Represents the maximum number of shares as to which options may be granted under the Evergreen Bancorp, Inc. 1995 Directors Stock
     Option Plan.
<F2> Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on the National Association of Securities Dealers, Inc. Automated Quotation System on April 9, 1998.
<F3> Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933.



PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to Note to Form S-8 adopted under the Securities Act of 1933, as amended (the "Securities Act").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to shares of common stock, par value $3.33-1/3 per share (the "Common Stock"), of Evergreen Bancorp, Inc. (the "Company" or the "Registrant") issuable upon the exercise of options granted from time to time pursuant to the Evergreen Bancorp, Inc. 1995 Directors Stock Option Plan (the "Plan") to eligible outside directors of the Company or its subsidiaries. Upon effectiveness of this Registration Statement, an aggregate of up to 90,000 shares of Common Stock will be issuable upon the exercise of options granted or the issuance of conditional shares pursuant to the Plan, subject to adjustment in the case of stock dividends or changes in the Common Stock.

ITEM 3. Incorporation Of Documents By Reference.

As required by the Commission, the Company hereby incorporates by reference into this Registration Statement the following documents:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission pursuant to the requirements of
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by such Annual Report and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities have been sold or which deregisters all securities then remaining unsold; and

      (c) The description of the Company's Common Stock that is contained in the registration statement filed by the Company to register such securities under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Company pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports or documents.

Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein shall be so modified or superseded and, except as so modified or superseded, shall not be deemed to constitute a part of this Registration Statement.

ITEM 4. Description Of Securities.

The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5. Interests Of Named Experts And Counsel.

Certain legal matters in connection with this Registration Statement are being passed upon by Paul A. Cardinal, Esq., 237 Glen Street, Glens Falls, New York 12801. Mr. Cardinal, Executive Vice President of the Company, owns 3,904 shares of the Company's Common Stock and has options to acquire an additional 24,000 shares of Common Stock.

ITEM 6. Indemnification Of Directors And Officers.

      Section 145 of the Delaware Corporation Law (the "DCL") provides for indemnification of officers and directors in terms sufficiently broad to indemnify the officers and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Section 102(b)(7) of the DCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be liable in their fiduciary capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by the DCL, the Company's Certificate of Incorporation, as amended (the "Charter"), provides that, to the fullest extent permitted by the DCL or decisional law, no director shall be personally liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty, except in the situations described in clauses (i) through
(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws. The Company's By-Laws, as amended and restated (the "By-Laws"), provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, sit or proceeding, whether civil or criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation or enterprise (including an employee benefit plan), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereof, and any taxes imposed on such person as a result of such payments) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including an appeal), or preparing for any of the foregoing in any such action, suit or proceeding, to the fullest extent authorized by the DCL, provided that the Company shall indemnify such person in connection , suit or proceeding initiated by such person only if authorized by the Board of Directors of the Company or brought to enforce certain indemnification rights. The By-Laws also provide that expenses incurred by an officer or director of the Company, provided that if required by the DCL such expenses shall be advanced only upon delivery to the Company of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. Expenses incurred by other agents of the Company may be advance upon such terms and conditions as the Board of Directors of the Company deems appropriate. Any obligation to reimburse the Company for expenses advanced under such provisions shall be unsecured and no interest shall be charged thereon.

      The By-Laws also provide that indemnification provided for in the By-Laws shall not be deemed to be exclusive of any other rights to which the indemnified party may be entitled; that any right of indemnification or protection provided under the By-Laws shall not be adversely affected by any amendment, repeal or modification of the By-Laws; and that the Company may purchase and maintain insurance to protect itself and any such person against any such expenses, liabilities or losses under the DCL or the ByLaws. In addition to the above, the Company currently provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liabilities or losses under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

ITEM 7. Exemption From Registration Claimed.

        Not applicable.

ITEM 8. Exhibits.

        The following exhibits are filed as a part of this Registration
        Statement:

        3.1 Certificate of Incorporation and amendments thereto (incorporated herein by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997) (File No. 0-10275).

        3.2 Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995) (File No. 0-10275).

        3.3 Amendment No. 1 to Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,
               1997) (File No. 0-10275).

        4.1    Evergreen Bancorp, Inc. 1995 Directors Stock Option Plan.

        4.2 Amendment No. 1 to Evergreen Bancorp, Inc. 1995 Directors Stock Option Plan.

        5.1 Opinion of Paul A. Cardinal, Esq. regarding legality of securities being registered.

        23.1   Consent of KPMG Peat Marwick LLP, Independent Public
               Accountants.

        23.2 Consent of Paul A. Cardinal, Esq. - contained in the opinion filed as Exhibit 5.1.

        24.1   Power of Attorney - see signature page.

ITEM 9. Undertakings.

      (1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement to the extent that such information required to be included by clauses (i) or (ii) is not contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue.


[Balance of this page is intentionally left blank]



SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of New York on April 15, 1998.

EVERGREEN BANCORP, INC.
By:
      George W. Dougan,
      Chairman of the Board, President
      and Chief Executive Officer


POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George W. Dougan and Paul A. Cardinal, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and is hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments and post-effective amendments to said Registration Statement.

      Pursuant to the requirements of the Securities act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature               Title                                  Date

                        Chairman of the Board,                 April 15, 1998
                        President, Chief Executive
                        Officer and Director
George W. Dougan        (Principal Executive Officer)

                        Executive Vice President -             April 15, 1998
                        Finance and Chief Financial Officer
George L. Fredette      (Principal Financial and
                        Accounting Officer)

John W. Bishop          Director                               April 15, 1998

Carl R. DeSantis, Sr.   Director                               April 15, 1998

Robert F. Flacke        Director                               April 15, 1998

Michael D. Ginsburg     Director                               April 15, 1998

Joan M. Mannix          Director                               April 15, 1998

Anthony J. Mashuta      Director                               April 15, 1998

Phillip H. Morse        Director                               April 15, 1998

William E. Philion      Director                               April 15, 1998

Alan R. Rhodes          Director                               April 15, 1998

Floyd H. Rourke         Director                               April 15, 1998

Paul W. Tomlinson       Director                               April 15, 1998

Walter Urda             Director                               April 15, 1998




INDEX TO EXHIBITS

Exhibit                                                                                   Page

3.1             Certificate of Incorporation and amendments thereto (incorporated herein by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997) (File
                No. 0-10275).

3.2             Amended and Restated By-Laws (incorporated herein by reference to
                Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the
                fiscal year ended December 31, 1995) (File No. 0-10275).

3.3             Amendment No. 1 to Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3(c) to the Registrant's Annual Report on
                Form 10-K for the fiscal year ended December 31, 1997)
                (File No. 0-10275).

4.1             Evergreen Bancorp, Inc. 1995 Directors Stock Option Plan.

4.2             Amendment No. 1 to Evergreen Bancorp, Inc. 1995 Directors Stock
                Option Plan.

5.1 Opinion of Paul A. Cardinal, Esq. regarding legality of securities being registered.

23.1            Consent of KPMG Peat Marwick LLP, Independent Public Accountants.

23.2 Consent of Paul A. Cardinal, Esq. - contained in the opinion filed as Exhibit 5.1.

24.1            Power of Attorney - see signature page.



[Logo]

Evergreen Bancorp, Inc.
1995 Directors Stock Option Plan

I. PURPOSE

The purpose of the Evergreen Bancorp, Inc. (henceforth the "Bank") 1995 Directors Stock Option Plan (henceforth the "Plan") is to advance the interests of the Bank and its shareholders by aiding the Bank in attracting, retaining and motivating high quality directors for the Bank.

II.  DEFINITIONS

     A.  "Affiliate" means:

         1. A member of a controlled group of corporations of which the Bank is a member or;

         2. An unincorporated trade or business which is under common control with the Bank as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended (henceforth the "Code") and regulations issued thereunder.

         For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C) of the Code.

     B.  "Award" means the grant of a Stock Option under the Plan.

     C.  "Board" means the Board of Directors of the Bank.

     D. "Change in Control" means, for the purposes of the Plan, an event of the nature that:

         1. Would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (henceforth the "Exchange Act"); or,

         2. Results in a Change in Control of the Bank within the meaning of the Change in Bank Control Act, as amended and the Rules and Regulations promulgated by the Federal Deposit Insurance Company (henceforth the "FDIC") at 12 C.F.R. Section 303.4(a) as in effect on the date hereof; or,

         3. Without limitation such a Change in Control shall be deemed to have occurred at such time as:

            a. Any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act), or group of persons acting in concert, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of any class of equity securities of the Bank representing 25% or more of a class of equity securities except for any securities purchased by the by the Bank's employee stock ownership plan and trust; or,

            b. Individuals who constitute the Board on the date hereof (the
               "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank's shareholders was approved by the Nominating Committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board for purposes of this clause
               (b); or,

            c. A plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or similar transaction occurs in which the Bank is not the resulting entity; or,

            d. A plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank is adopted by the stockholders of the Bank, by someone other than the current management of the Bank, seeking stockholder approval of a plan or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction would be exchanged for or converted into cash or property, securities not issued by the Bank or any combination thereof; or,

            e. A tender offer is made for 25% or more of the voting securities of the Bank then outstanding.

     E.  "Code" means the Internal Revenue Code of 1986, as amended.

     F. "Common Stock" means the $3.33 -1/3 par value common stock of the Bank.

     G.  "Date of Grant" means the date an Award is made to a Participant.

     H. "Disability" means any physical or mental condition which may reasonably be expected to be permanent and which renders the Member incapable of continuing as an employee for his customary Hours of Employment, provided, however, that such disability originated while the Member was in the active service of the Employer and (1) did not arise while engaged in or as a result of having engaged in an illegal or criminal act or an act contrary to the best interests of the Employer or (2) did not result from habitual drunkenness or addiction to narcotics or a self-inflicted injury while sane or insane or (3) did not result from voluntary or involuntary service in the Armed Forces of the United States, any of its allies or any other foreign country which prevents a return to employment with the Employer, and for which the Employee receives a military pension.
         To aid the Committee in determining whether such disability exists, the Committee may require, as a condition precedent to the receipt of any benefits hereunder, that the Employee submit to examinations by one or more duly licensed and practicing physicians selected by the Committee.

     I. "Fair Market Value" means the closing price of the Common Stock of the Bank on the date such Common Stock is to be valued.

     J. "Normal Retirement" means a Participant termination from Board service after the Participant's 70th birthday.

     K.  "Participant" means a non-employee Director of the Bank.

     L. "Plan Year" means a calendar year commencing on or after January 1, 1995.

     M. "Stock Option" shall mean a right granted to a Participant to purchase Common Stock of the Bank at a specified price (the "Strike Price") for a specified period. All Stock Options granted under this Plan are Non-Qualified Stock Options which are not intended to comply with
         Section 422 of the Internal Revenue Code of 1986 as amended.

     N. "Termination for Cause" means the termination upon an intentional failure to perform stated duties or breach of a fiduciary duty involving personal dishonesty, or willful violation of any law, rule or regulation or order of a court or governmental agency (other than traffic violations or similar offenses).

III. ADMINISTRATION

     A. The Plan shall be administered by the Executive Vice President and Chief Administrative Officer (henceforth the
         "Administrator").

     B. Subject to the express provisions and limitations of the Plan as stated herein, the Administrator may adopt such procedures as he/she deems appropriate for the proper administration of the Plan and make whatever determinations and interpretations he/she deems to be necessary or advisable in connection with such administration.

     C. The Administrator may take no action which would reduce or eliminate any previously vested benefit of any Participant under this Plan without the written consent of the Participant.

IV. PARTICIPATION

     A. Each Plan Year, each Participant shall receive a grant of 200 Stock Options, effective immediately following the Annual Shareholders' meeting, to those directors then in office, and pro-rated if a director is elected other than at the Annual Shareholders' meeting.

V. STOCK OPTIONS

     A. All Stock Options granted under this Plan shall be Non-Qualified Stock Options.

     B. The strike price for Stock Options shall be equal to the Fair Market Value of the Common Stock on the Date of Grant.

     C. All Stock Options shall be exercisable for 10 years following the Date of Grant, except as otherwise provided in this Section V.

     D. Subject to paragraph V.G. below, all Stock Options shall become fully exercisable on the first anniversary of the Date of Grant.

     E. Stock Options may be exercised, by tendering cash, a certified check, Common Stock then owned by the participant or any combination thereof, to the office of the Secretary of the Bank, provided that any shares of Common Stock tendered which were acquired through a previous Stock Option exercise were held by the Participant for at least six months from the date the Award pursuant to which they were acquired was granted.

     F. Stock Options shall be exercisable for their remaining term following death or Disability or Normal Retirement. If a Participant ceases to be a Director of the Bank for any other reason, other than Cause, Stock Options shall be exercisable for three years following the Director's end of service on the Board. If the Director is removed for Cause, all Stock Options shall be immediately canceled. Not withstanding the foregoing, Stock Options shall in no event be exercisable for more than ten years following the Date of Grant.

     G. All Stock Options shall become immediately vested and exercisable in the event of a Change in Control of the Bank.

VI. DESIGNATION OF BENEFICIARY

      A Participant may designate a person or persons to receive or exercise, in the event of the Participant's death, an Award to which the Participant would have been entitled. Such designation will be made upon forms supplied by and delivered to the Bank and may be revoked in writing. If a Participant fails to effectively designate a beneficiary, then the Participant's estate, or legal representative, will be deemed to be the beneficiary.

VII. MISCELLANEOUS PROVISIONS

     A. Amendment - The Board of Directors may at any time, and from time to time, modify or amend the Plan, provided, however, the Plan may not be amended more than once during any six-month period to comply with
         Section 16 requirements.

     B. Termination - The Board may at any time terminate the Plan, provided that such termination shall not adversely affect the rights of a Participant relating to any previously granted Award without such participant's consent.

     C. Applicable Law - The Plan will be administered in accordance with the laws of the State of New York to the extent not governed by relevant provisions of federal law.

     D. Shares Authorized - The Bank shall be authorized to make Awards of Stock Options to Purchase up to 30,000 Shares of Common Stock.

     E. Recapitalization - In the event of a recapitalization in the form of stock dividend, split, distribution, subdivision or combination of Common Stock of the Company, resulting in a change in the number of shares of Common Stock outstanding, the Committee shall make the appropriate adjustment in the number and exercise price of shares subject to the Plan, Options and Conditional Shares outstanding.

VIII. EFFECTIVE DATE OF THE PLAN

      The Plan shall become effective upon the date on which it is approved by a majority vote of the shareholders of record of the Bank at the 1995 annual meeting. The Plan shall terminate on the tenth anniversary of said approval, or such earlier date as determined by the Board.

Effective Date:  April 20, 1995


                               AMENDMENT NO. 1
                                    TO
                               1995 DIRECTORS
                              STOCK OPTION PLAN

      This AMENDMENT NO. 1, dated as of January 16, 1997 (the "Amendment"), to the Evergreen Bancorp, Inc. 1995 Directors Stock Option Plan is made and entered into by EVERGREEN BANCORP, INC., a corporation organized and existing under the laws of the State of Delaware and having its principal office and place of business at 237 Glen Street, Glens Falls, New York 12801 (the "Bank").

      WHEREAS, the Bank has previously established the Evergreen Bancorp, Inc. 1995 Directors Stock Option Plan (the "Plan") to advance the interests of the Bank and its shareholders in attracting, retaining and motivating high quality directors for the Bank; and

      WHEREAS, the number of shares issuable under the formula under the Plan and the maximum number of shares issuable under the Plan should have doubled upon the two-for-one stock split of the Common Stock effected in September, 1996 in the form of a 100% stock dividend; and

      WHEREAS, the Board of Directors of the Bank has adopted a resolution approving and adopting the amendments to the Plan as set forth herein.

      NOW, THEREFORE, by the power and authority vested in the Board of Directors of the Bank, the Plan is amended to now provide as follows:

      1. Effective Date and Condition Precedent. This Amendment shall be effective upon and expressly conditioned upon the approval of the Bank's stockholders at the 1997 Annual Meeting of Stockholders, scheduled for May 8, 1997.

      2. Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

      3. Amendments to the Plan. The Plan is hereby amended as follows:

      (a) Section II (H) is amended by deleting the word "Member" or "Employee" each time it appears in the Section and replacing it with the word "Participant".

      (b) Section III (A) is hereby amended by deleting it and inserting in lieu thereof "The Plan shall be administered by the Board of Directors of the Bank (the "Administrator")."

      (c) Section IV (A) is hereby amended by deleting the number "200" in the first sentence and replacing it with "1,600", and by adding the following to the end of the Section:

      "B. The Stock Options granted pursuant to Section IV (A) shall be granted as of and on the date of the Bank's Annual Shareholders' meeting.

      "C. Consistent with the Plan provisions, and except for authority that would precluded designation of the Bank's Directors from qualifying as a "non-employee director" under Rule 16b-3 ("Rule 16b-3"), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, the Board as Administrator shall have full and final authority to make additional grants of Stock Options to Participants under the Plan, including but not limited to the right to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, provided that the exercise price is equal to or exceeds the Fair Market Value of the Common Stock on the date of grant), any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Board shall determine), and all other matters to be determined in connection with an Award."

      (d) Section V (E) is hereby amended by adding the following at the end thereof:

            "If the Participant intends to obtain a permissible broker loan or a simultaneous order to sell the shares of Common Stock issuable upon exercise of any Stock Options, upon the giving of at least 48 hours prior written notice to the Bank, exercise thereof shall not be deemed to occur until the Bank receives the proceeds of the recipient's broker loan or other permitted transaction. In addition, the Administrator shall the authority to impose any other conditions on or provisions for the exercise of any Award not inconsistent with the provisions of the Plan and Rule 16b-3."

      (e) Section VII (D) is hereby amended by deleting it and inserting in lieu thereof the following:

            "Shares Authorized for Issuance - Subject to adjustment as provided in Section VII (E) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 90,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares of Common Stock previously issued under the Plan, exceeds the number of Shares of Common Stock reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares of Common Stock to the Participant, any Shares of Common Stock counted against the number of Shares of Common Stock reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan."

      4. Ratification of the Plan. As modified and amended by this Amendment, the Plan is hereby ratified and confirmed.

*  *  *  *  *

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


EVERGREEN BANCORP, INC.

By:  /s/ ANTHONY J. KOENIG
         Anthony J. Koenig,
         Executive Vice President - Administration


April 15, 1998

Evergreen Bancorp, Inc.
237 Glen Street
Glens Falls, New York 12801

Ladies and Gentlemen:

      I have acted as counsel to Evergreen Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to up to 90,000 shares (the "Shares") of Common Stock, par value $3.33-1/3 per share, of the Company reserved for issuance under the Company's Directors Stock Option Plan (the "Plan").

      It is my opinion that the Shares have been duly authorized and, when issued pursuant to the Plan upon the exercise of stock options in the manner contemplated by the Plan against receipt of the exercise price therefor (assuming that the exercise price of the stock options underlying such Shares will not be less than the par value of such Shares), will be validly issued, fully paid and nonassessable.

      This opinion is limited to federal law, the laws of the State of New York and the corporation laws of the State of Delaware. I have assumed that there will be no changes in applicable law between the date of this opinion and the issuance of the Shares upon the exercise of the stock options granted pursuant to the Plan.

      I hereby consent to the use of my name under the caption "Legal Matters" and the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                                Very truly yours,
                                                /s/ Paul A. Cardinal
                                                Paul A. Cardinal


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Evergreen Bancorp, Inc.

      We consent to the incorporation by reference in the Registration Statement on Form S-8 of Evergreen Bancorp, Inc. of our report, dated January 23, 1998, relating to the consolidated statements of condition of Evergreen Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of Evergreen Bancorp, Inc.

/s/ KPMG PEAT MARWICK LLP

Albany, New York
April 15, 1998